Exhibit 99.B(h)(i)(B)

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of July 24, 2017, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 19, 2007, between BNY Mellon Investment Servicing (US) Inc. and FundVantage Trust.

FUNDS — Classes

Arabesque Systematic International Fund — Institutional Class (effective April 21, 2017 but not currently offered)

Arabesque Systematic International Fund — Investor Class (effective April 21, 2017 but not currently offered)

Arabesque Systematic USA Fund — Institutional Class

Arabesque Systematic USA Fund — Investor Class

Insight Investment Grade Bond Fund — Institutional Class

Insight Investment Grade Bond Fund — Class A

Insight Investment Grade Bond Fund — Class C

DuPont Capital Emerging Markets Debt Fund — Class I

DuPont Capital Emerging Markets Fund — Class I

EIC Value Fund — Class A

EIC Value Fund — Class C

EIC Value Fund — Retail Class

EIC Value Fund — Institutional Class

Estabrook Investment Grade Fixed Income Fund — Class A

Estabrook Investment Grade Fixed Income Fund — Class C

Estabrook Investment Grade Fixed Income Fund — Class I

Estabrook Investment Grade Fixed Income Fund — Class R

Gotham Absolute 500 Fund — Institutional Class

Gotham Absolute 500 Core Fund — Institutional Class

Gotham Absolute Return Fund — Institutional Class

Gotham Defensive Long Fund — Institutional Class

Gotham Defensive Long 500 Fund — Institutional Class

Gotham Enhanced 500 Fund - Institutional Class

Gotham Enhanced 500 Core Fund — Institutional Class

Gotham Enhanced Return Fund — Institutional Class

Gotham Enhanced S&P 500 Index Fund - Institutional Class

Gotham Hedged Core Fund — Institutional Class

Gotham Hedged Plus Fund — Institutional Class

Gotham Index Core Fund — Institutional Class

Gotham Index Plus Fund - Institutional Class

Gotham Institutional Value Fund - Institutional Class

Gotham Master Long Fund — Institutional Class

Gotham Master Neutral Fund — Institutional Class

Gotham Neutral Fund — Institutional Class

Gotham Neutral 500 Fund — Institutional Class

Gotham Short Strategies Fund - Institutional Class (effective on or about 7/31/2017)

Gotham Total Return Fund - Institutional Class

Lateef Fund — Class A

Lateef Fund — Class I

Lateef Fund — Class C

Mount Lucas U.S. Focused Equity Fund — Class I

Mount Lucas U.S. Focused Equity Fund — Class II

Pacific Capital Tax-Free Securities Fund — Class Y

Pacific Capital Tax-Free Short Intermediate Securities Fund — Class Y

Polen Global Growth Fund — Investor Class

Polen Global Growth Fund — Institutional Class

Polen Growth Fund — Investor Class

Polen Growth Fund — Institutional Class

Polen International Growth Fund - Investor Class

Polen International Growth Fund — Institutional Class

Private Capital Management Value Fund — Class A

Private Capital Management Value Fund — Class C

Private Capital Management Value Fund — Class I

Private Capital Management Value Fund — Class R

Quality Dividend Fund — Class A

Quality Dividend Fund — Class C

Quality Dividend Fund — Institutional Class

SkyBridge Dividend Value Fund — Class A

SkyBridge Dividend Value Fund Class C

SkyBridge Dividend Value Fund — Class I

TOBAM Emerging Markets Fund — Class I

TOBAM Emerging Markets Fund — Class A

TOBAM Emerging Markets Fund — Class C

Shelton International Equity Fund — Class A(1)

Shelton International Equity Fund — Class I(1)

[Signature page follows.]

(1)  Fund to deconvert on or about July 28, 2017

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

		By:	/s/ Dorothy R. McKeown
		Name:	Dorothy R. McKeown
		Title:	Managing Director
		Date:	7/26/17

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and CEO
Date:	7/26/2017